UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2010

DUNCAN ENERGY PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-33266	20-5639997
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

1100 Louisiana, 10th Floor Houston, Texas 77002 (Address of Principal Executive Offices, including Zip Code)
(713) 381-6500 (Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(f)  Specific bonus information for 2009 (paid on February 26, 2010) was not calculable as of the filing date of the Information Statement on Schedule 14C for Duncan Energy Partners L.P. (the “Partnership”).  This information has been determined as disclosed in the Summary Compensation Table below.

The following table presents total compensation amounts paid, accrued or otherwise expensed by the Partnership with respect to the years ended December 31, 2009, 2008 and 2007 for the Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers of DEP Holdings, LLC, the general partner of the Partnership (the “General Partner”), as of December 31, 2009.  Collectively, these five individuals were the General Partner’s “named executive officers” for 2009.

		Cash	Cash	Unit	Option	All Other
Name and		Salary	Bonus	Awards	Awards	Comp.	Total
Principal Position	Year	($)	($) (1)	($) (2)	($) (3)	($) (4)	($)
Richard H. Bachmann	2009	$129,000	$190,000	$550,867	$133,080	$47,295	$1,050,242
(President and Chief Executive Officer)	2008	159,688	106,250	972,925	35,700	59,055	1,333,618
	2007	71,508	43,338	284,979	18,733	22,077	440,635

W. Randall Fowler	2009	55,781	95,625	262,684	65,416	21,660	501,166
(Executive Vice President and	2008	63,594	43,750	459,152	17,850	20,882	605,228
Chief Financial Officer)	2007	22,675	13,800	112,337	6,295	5,684	160,791

A. J. Teague (5)	2009	162,500	237,500	611,396	166,350	58,437	1,236,183
(Executive Vice President and
Chief Commercial Officer)

William Ordemann (6)	2009	63,232	49,600	262,919	90,552	35,275	501,578
(Executive Vice President)	2008	15,656	10,600	71,192	5,712	6,314	109,474

Michael J. Knesek	2009	50,700	27,625	158,996	54,064	17,099	308,484
(Senior Vice President, Controller	2008	61,800	26,000	185,478	14,280	21,200	308,758
and Principal Accounting Officer)	2007	22,089	9,000	69,381	6,030	5,814	112,314

(1)   Amounts represent discretionary annual cash awards accrued with respect to the years presented. Cash awards are paid in February of the following year (e.g., the cash awards for 2009 were paid in February 2010).
(2)   Amounts represent the aggregate grant date fair value of restricted unit and Employee Partnership profits interests awards granted during each year presented. For information about assumptions made in the valuation of these awards, see Note 5 of the Notes to Consolidated Financial Statements included under Item 8 of the Partnership’s annual report for the year ended December 31, 2009, which information is incorporated by reference herein. Such annual report was filed with the U.S. Securities and Exchange Commission on March 1, 2010.
(3)   Amounts represent the aggregate grant date fair value of unit option awards granted during each year presented. For information about assumptions made in the valuation of these awards, see Note 5 of the Notes to Consolidated Financial Statements included under Item 8 of the Partnership’s annual report for the year ended December 31, 2009, which information is incorporated by reference herein.
(4)   Amounts primarily represent (i) matching contributions under funded, qualified, defined contribution retirement plans, (ii) quarterly distributions paid on incentive plan awards and (iii) the imputed value of life insurance premiums paid on behalf of the officer.
(5)   Mr. Teague was elected our Chief Commercial Officer in July 2008. Mr. Teague devoted a minimal amount of his time to our business activities during 2008 and instead indirectly supervised the activities of other personnel who were more directly involved in our affairs.
(6)   Mr. Ordemann devoted a minimal amount of his time to our business activities during 2007 and instead indirectly supervised the activities of other personnel who were more directly involved in our affairs. As a result, Mr. Ordemann allocated a nominal amount of his compensation to us in 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DUNCAN ENERGY PARTNERS L.P.

By: DEP Holdings, LLC,
its General Partner

Date: March 1, 2010	By: /s/ Michael J. Knesek
Name: Michael J. Knesek
Title: Senior Vice President, Controller and Principal
Accounting Officer of DEP Holdings, LLC